April 28, 2020

RAD Diversified REIT, Inc.
4115 West Spruce Street, Suite 205
Tampa, Florida 33607

RE: RAD Diversified REIT, Inc. | 2019 Audited Financial Statements

Dear Sir/Madam,

Kho & Patel, CPA's hereby provide consent to RAD Diversified REIT, Inc. and its attorney to use our audited financial statement report for the year ended December 31, 2019 to file with the U.S. Securities and Exchange Commission. Please contact us directly at (909) 971-1000 x207 should you have any questions or need further clarification. Thank you.

KHO & PATEL
A Professional Corporation

Douglas E. Faulkner, Jr., CPA

Douglas E. Faulkner, Jr., CPA